                                                                   Exhibit 10.19

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                   QUOTATION
                                                      [Simbec Logo]
    Dr. Richard Evans
To: Inspire Pharmaceuticals Inc
    4222 Emperor Boulevard
    Suite 470
    Durham
    NC 27703
    USA

DATE:          17 DECEMBER 1999
QUOTATION NO:  RD580/22535 (Issue 1)

          COSTS OF A GAMMA SCINTIGRAPHIC AND PHARMACODYNAMIC STUDY TO
         EVALUATE THE DEPOSITION AND EFFECT OF INS 365 ON MUCOCILIARY
           CLEARANCE IN HEALTHY SMOKERS FOLLOWING INHALATION FROM AN
                 * PULMONARY DELIVERY SYSTEM OR A * NEBULISER

                Item                          Hours         Events    Unit Cost    Per                Number        Total
--------------------------------------------------------------------------------------------------------------------------
 1  Protocol Design
    Protocol Preparation                                                   *       Study                      0          *
    Protocol Review                                                        *       Study                      1          *
                                                                                                      sub-Total          *
--------------------------------------------------------------------------------------------------------------------------
 2  Case Record Forms
    CRF Design & Preparation                                               *       Page                      48          *
    CRF Review                                                             *       CRF                       12          *
    CRF Binding & Printing - Triplicate                                    *       Page                     576          *
                                                                                                      sub-Total          *
--------------------------------------------------------------------------------------------------------------------------
 3  Ethics/Regulatory
    Presentation to SEC (Ethics Committee)                                 *       Study                      1          *
    ARSAC Submission and Review                                            *       Study                      1          *
                                                                                                      sub-Total          *
--------------------------------------------------------------------------------------------------------------------------
 4  Volunteers
    Volunteer Selection                                                    *       Subject                   12          *
    Volunteer Recruitment                                                  *       Subject                   12          *
    Volunteer Screening: pre Study                                         *       Subject                   12          *
    Volunteer Screening: post Study                                        *       Subject                   12          *
    Volunteer Payments                                                     *       Subject                   12          *
                                                                                                      sub-Total          *
--------------------------------------------------------------------------------------------------------------------------
 5  Study Conduct, Supervision, etc
    Per Visit Per Group of Subjects
    Main Study Days                                24                      *       Days                       1          *
    Medical Supervision                             8                      *       Days                       1          *
    Bed occupancy                                               6          *       Subject/Day                1          *
    Catering                                                    6          *       Subject/Day                1          *
    Per Visit Per Group of Subjects                                                                   sub-Total          *
    Per Study                                                                                         sub-Total          *
--------------------------------------------------------------------------------------------------------------------------
 6  Pharmacy
    Validation Work                                                        *       Study                      1          *
    Laboratory Preparation and supplies                                    *       Study                      1          *
    Dosing                                                                 *       Study Phase                7          *
                                                                                                      sub-Total          *
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Carried forward            *
--------------------------------------------------------------------------------------------------------------------------

*  [CONFIDENTIAL TREATMENT REQUESTED]

                            SIMEC RESEARCH LIMITED
                    Merthyr Tydfil CF48 4DR United Kingdom
                  Tel: +(0) 1443 690977 Fax +(0) 1443 692494
          VAT No.: GB 289 0833 21  Registered in England No. 1191772

                                                                Simbec

                                                                Page 2
   RD580/22535  (Issue1)


                         Item                       Hours     Events        Unit Cost     Per            Number      Total (E)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                             Brought forward
-------------------------------------------------------------------------------------------------------------------------------
  7  Pre -Study Laboratory Testing
     Biochemistry/Haematology/Urinalysis/DoA                                        *  Specimen                 12            *
     Virology                                                                       *  Specimen                 12            *
                                                                                                         sub-Total            *
-------------------------------------------------------------------------------------------------------------------------------
  8  Other Procedures
     Spirometry (FEV1 and PEFR)                                                     *  Procedure                24            *
     Haemoglobin Saturation                                                         *  Procedure               288            *
                                                                                                         sub-Total            *
-------------------------------------------------------------------------------------------------------------------------------
  9  Post Study Laboratory Testing
     Biochemistry/Haematology/Urinalysis                                            *  Samples @                12            *
                                                                                                         sub-Total            *
-------------------------------------------------------------------------------------------------------------------------------
 10  Data Management
     Database and Data Entry Screen design               16                         *  Study                     1            *
     CRF Page Double Data Entry                                                     *  CRF Page                576            *
     Data Validation, queries & resolution                                          *  CRF                      12            *
     Study Close out                                                                *  Subject                  12            *
     Database Lock                                                                  *  Study                     1            *
     Scintigraphic Imaging and Analysis                                             *  Study                     1            *
                                                                                                         sub-Total            *
-------------------------------------------------------------------------------------------------------------------------------
 11  Quality Assurance
     Protocol, CRF and Reports                           12                         *  Study                     1            *
     Study Monitoring                                    32                         *  Study                     1            *
                                                                                                         sub-Total            *
-------------------------------------------------------------------------------------------------------------------------------
 12  Reports
     Final Clinical Report Writing                       24                         *  Study                     1            *
     Final Clinical Report production                    12                         *  Study                     1            *
     Scintigraphic Report Generation                                                *  Study                     1            *
                                                                                                         sub-Total            *
-------------------------------------------------------------------------------------------------------------------------------
 13  Administrative
     Meetings/Monitoring attendance                                                 *  Meeting                   3            *
     Project Management                                  60                         *  Study                     1            *
                                                                                                         sub-Total            *
-------------------------------------------------------------------------------------------------------------------------------
                                                                                        TOTAL ((Pounds) Sterling)             *
-------------------------------------------------------------------------------------------------------------------------------

   Additional: Packaging and Shipment of Samples/Trial Supplies - at cost plus * handling charge

*  [CONFIDENTIAL TREATMENT REQUESTED]

------------------------------------------------------------------------------------------------------------------
                                      QUOTATION ACCEPTANCE

         I/We accept this quotation and wish the study to proceed subject to contract with stipulation of 10 weeks from end of closing to acceptance of draft report agreed to in e-mail dated 20 Dec 99
Signed:    /s/               Position in Company: Senior Director Pharm Dev       Date: 10 JAN 2000
       ---------------------                     ---------------------------------     ---------------
------------------------------------------------------------------------------------------------------------------

                             SIMEC RESEARCH LIMITED
                     Merthyr Tydfil CF48 4DR United Kingdom
                   Tel: +(0) 1443 690977 Fax +(0) 1443 692494
        VAT No.: GB 289 0833 21      Registered in England No. 1191772

                            SIMBEC RESEARCH LIMITED

                         STANDARD TERMS AND CONDITIONS


Projects undertaken by Simbec Research Limited (hereinafter referred to as Simbec) on behalf of Sponsors are subject to the following terms and conditions.


     DEFINITION OF THE PROJECT

1. The project is defined as the work agreed to be undertaken by Simbec on behalf of the Sponsor, as strictly defined in a Protocol which originates from either Simbec or the Sponsor and is agreed by both parties.

     CONFIDENTIALITY

2. Simbec shall keep confidential and shall not disclose to any third party at anytime without the written consent of the Sponsor any information received in confidence from the Sponsor or any information arising from the conduct of the project by Simbec unless such disclosures are required by law, in which event Simbec shall immediately notify the Sponsor in writing.

     REGULATORY REQUIREMENTS

3. The Project will be performed by Simbec to Good Laboratory Practice (GLP) and Good Clinical Practice (GCP) regulations and guidelines as appropriate. Simbec agrees that the Sponsor's scientific and quality assurance personnel may visit Simbec at any mutually convenient times to monitor the Project.

     VARIATIONS

4. Simbec will give written notification to the Sponsor in advance of any anticipated changes in the implementation of the Project. No changes shall be implemented before the written consent of the Sponsor has been received.

5. Should Minor changes to the Protocol be advisable during the course of the Project, Simbec will obtain the written consent of the Sponsor prior to implementing any variations, which will be documented in the form of Protocol amendments.

6. Any increased charges consequent to variations in the Project as described in paragraphs 4 and 5 shall be agreed in writing with the Sponsor prior to implementation, and will become payable at the conclusion of the Project.

7.   REPORTS

     Upon completion of the Project Simbec will provide a Draft Final Report of the Project. Comments and queries on the Draft Final Report shall be submitted to Simbec within thirty days of receipt.

8.   DATA QUERIES

     In the first year after study completion, data queries will be addressed free of charge. Simbec reserves the right to levy a charge when data queries are raised more than one year after the clinical completion of the project. As this will inevitably involve extracting data from the archive, a charge will be made to cover the Archivist's and Study Manager's time at the rate of [CONFIDENTIAL TREATMENT REQUESTED] per hour.

     TERMINATION

9. In the event it becomes necessary for the Sponsor to terminate the Project prior to completion, the Sponsor will reimburse Simbec with all reasonable costs associated with the work carried out to date of termination and other costs associated with the termination.

10. In the event of discussions over Project termination for medical reasons the clinical decision of Simbec's Principal Investigator must be final. The Principal Investigator may refer to the Simbec Independent Ethics Committee for advice and guidance in such circumstances.

     FORCE MAJEURE

11. In the event of fire, storm, explosion, war, revolution, civil commotion, strikes, disease, Acts of God, governmental prohibition or legislation or any other contingency beyond the control of either party, which prevents Simbec from completing the Project, Simbec will not be held liable by the Sponsor. Simbec shall be reimbursed with all reasonable costs as described in paragraph 9 above.

     INDEMNITY

12. Simbec carries "No Fault" insurance to compensate for injury, accident, ill health or death caused by participation in clinical trials without regard to proof of negligence and without delay. Where there is any doubt over causation the benefit of doubt will be given to the claimant.

13. Simbec is indemnified under this policy against professional negligence in the form of injuries or damages caused by failure to exercise all proper and reasonable care and skill in the conduct of the Project.

14. The Sponsor undertakes to provide product liability cover against injury and damages arising from the use of products in the Project.

15. Simbec shall inform the Sponsor of any claims or legal actions arising out of the Project without delay.

16. The obligations of Simbec and Sponsor under these Indemnity clauses shall commence at the commencement of the Project and continue in perpetuity.

17. Provisions for arbitration in the event of disagreement must be agreed with Simbec who shall arrange for a Barrister of at least ten years standing to be appointed by the Royal College of Physicians as arbiter.

18. The Sponsor agrees to indemnify and hold harmless Simbec from and against any loss, damage, cost or expense (including reasonable legal fees) suffered or incurred by Simbec arising out of any claims or proceedings in respect of death or bodily injury to Volunteers recruited to the Project caused by participation in the Project unless such loss, damage, cost or expense is due either to the failure of Simbec to conduct the Project in accordance with the Protocol or is as a result of Simbec's negligence, wilful default, failure or omission whether by itself, its employees, servants or agents.

19. The Sponsor agrees to indemnify and hold harmless the Principal Investigator from and against any loss, damage, cost or expense (including reasonable legal fees) suffered or incurred by the Principal Investigator arising our of any claims or proceedings in respect of death or bodily injury to Volunteers recruited to the Project caused by participation in the Project unless such loss, damage, cost or expense is due either to the failure of the Principal Investigator to conduct the Project in accordance with the Protocol or is as a result of the Principal Investigator's negligence, wilful default, failure or omission whether by itself, its employees, servants or agents.

20. Simbec agrees to indemnify and hold harmless the Sponsor from and against any loss, damage, cost or expense (including reasonable legal fees) suffered or incurred by the Sponsor arising out of any claims or proceedings in respect of death or bodily injury to Volunteers recruited to the Project caused by Simbec's negligence, wilful default, failure or omission in the conduct of the Project whether by itself, its employees, servants or agents.

21. Paragraphs 11 to 16 are in accordance with the spirit of Pages 11-13 of the Report of the Royal College of Physicians entitled "Research in Healthy Volunteers" published in the College Journal Vol 20 No 4 October 1986.

     PAYMENT

22. Other than by separate prior agreement of both parties the schedule of payments shall be:

     [CONFIDENTIAL TREATMENT REQUESTED]

     Invoices are payable upon receipt.

23. The Sponsor shall provide Simbec with the name and address of the person authorised to receive invoices and make remittances.

24. Quotations are valid for sixty days from the date of issue. Projects which are continuing obligations over a long time period may be subject to cost review annually and price increases will be notified to the Sponsor prior to implementation.

25. Should payment(s) not be received under the terms of the agreement Simbec reserves the right to suspend the Project after due notice in writing to the Sponsor.

     COSTS OF POSTPONEMENT AND CANCELLATION

26. In the event of postponement of the Project by the Sponsor after scheduled dates for commencement have been agreed by both parties, Simbec shall be reimbursed for all reasonable additional costs incurred, including volunteer screening costs, etc. [CONFIDENTIAL TREATMENT REQUESTED].

27. In the event of cancellation of the Project by the Sponsor after scheduled dates for commencement have been agreed by both parties, Simbec shall be reimbursed for all reasonable costs incurred for the Project to date and additional costs associated with loss of revenue,. [CONFIDENTIAL TREATMENT REQUESTED].

     NOTICE

28. Any notice required to be given by either party shall be deemed to be sufficiently given if sent to the other party by pre-paid post at addresses shown on the Quotation.

     ARBITRATION

29. In the event of a dispute arising between the parties such differences shall be referred to a mutually acceptable arbitrator.

30. The Terms and Conditions are issued subject to the Laws of England and any legal proceedings are subject to the jurisdiction of the English Courts.



                  S t r i v i n g  f o r  E x c e l l e n c e